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Exhibit 99.1
Lennox International realigns leadership of Heating & Cooling business segments
     (DALLAS, October 12) – Citing the need to further enhance business focus and agility in its growing commercial and residential businesses, Lennox International (NYSE: LII) announced a realignment of its Heating & Cooling business segments leadership and internal reporting structure.
     Harry Bizios, currently vice president and general manager, Worldwide Commercial Systems, has been appointed president and COO, LII Commercial Heating & Cooling. Doug Young, currently vice president and general manager, North American Residential Products, has been appointed president and COO, LII Residential Heating & Cooling. Both Bizios and Young will report directly to Bob Schjerven, CEO, and their appointments are effective immediately. Based on this, the company and current LII Heating & Cooling president and COO Bob McDonough have mutually agreed he will leave LII, following a transition period.
     Harry Bizios was appointed vice president and general manager of Worldwide Commercial Systems 2005. He had previously served as vice president and general manager of Lennox North American Commercial Products since 2003. Bizios began his career with LII in 1976 as an industrial engineer, and was promoted to production manager in 1980 and factory manager in 1986. He was promoted to vice president of operations at Armstrong Air Conditioning in 1989. In 1991, he became vice president of manufacturing for Lennox Industries and served as vice president and general manager of Lennox Industries commercial from June 1998 to 2003.
     Doug Young was appointed vice president and general manager, Lennox North American residential products in 2003. He had previously served as vice president and general manager of Lennox North American residential sales, marketing, and distribution in August 1999. Prior to his career at Lennox, Young was employed at General Electric Appliances (GEA). During his tenure at GEA, he held various management positions in sales, marketing, international, and consumer services, eventually being appointed general manager of marketing for GEA’s $3 billion retail group in 1997 and general manager of strategic initiatives in 1999.
     “The leadership realignment will allow us to further increase our focus on our commercial and residential businesses, ” said Bob Schjerven. “This increased focus will make it possible for us to be more agile in responding to specific and widely varying customer needs, and to aggressively exploit new business opportunities as they develop.
     “We sincerely appreciate Bob McDonough’s many important contributions to LII during his 16-year career with us, including directing our industry-leading transition to the 13 SEER energy efficiency standard, effectively integrating many key marketing, research, and engineering functions across our various heating and cooling brands, and helping to improve our financial performance. As he leaves us to pursue opportunities in line with his personal career goals, we certainly wish him well.”
     Operating in over 100 countries, Lennox International Inc. is a global leader in the heating, ventilation, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII”. Additional information is available at: http://www.lennoxinternational.com. For media inquiries, contact Karen O’Shea, vice president, communications and public relations, at 972-497-5172; for investor inquiries, contact Bill Moltner, vice president, investor relations, 972-497-6670.
     This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see Lennox International’s publicly available filings with the Securities and Exchange Commission. Lennox International disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.